Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED COOPERATION AGREEMENT

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED COOPERATION AGREEMENT (this “Amendment”) is dated as of October 10, 2018 (the “Effective Date”) and amends the Cooperation Agreement, dated as of August 11, 2017 (the “Cooperation Agreement”), by and among Fred’s, Inc., a Tennessee corporation (the “Company”), on the one hand, and Alden Global Capital LLC, a Delaware limited liability company, Strategic Investment Opportunities LLC, a Delaware limited liability company, and Heath B. Freeman (collectively, “Alden”), on the other hand. The Company and Alden are each referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used in this Amendment and not otherwise defined have the meaning given to them in the Cooperation Agreement.

RECITALS

WHEREAS, as of the Effective Date, Alden, including its Affiliates and Associates, Beneficially Owns, in the aggregate, 9,275,000 shares of the Company’s Common Stock; and

WHEREAS, Alden desires to purchase additional shares of Common Stock and in order to do so has requested that the Company’s board of directors (the “Board”): (i) pursuant to Section 25 of the Amended & Restated Rights Agreement, dated as of September 18, 2017, (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, grant Alden an exemption with respect to a prospective acquisition by Alden of additional shares of Common Stock (the “Exemption Request”); and (ii) pursuant to Section 3 of the Cooperation Agreement, consent to Alden’s acquisition of such shares of Common Stock (the “Consent Request” and, together with the Exemption Request, the “Requests”); and

WHEREAS, the Requests, in the Board’s discretion, may be either granted or denied, in whole or in part, and may be subject to limitations or conditions (including a requirement that Alden agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of a maximum number and/or percentage of shares approved by the Board); and

WHEREAS, the Board, acting through a special committee of its members, has reviewed the Requests and believe that granting the Requests, upon the conditions set forth in this Amendment, is in the best interests of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Parties hereby agree as follows:

1.         Amendment of the Cooperation Agreement. The Cooperation Agreement is hereby amended as follows:

(a)       Section 5(g) of the Cooperation Agreement is deleted in its entirety.

(b)       Section 13(a) of the Cooperation Agreement is amended by deleting: (i) “March 1, 2019” where it appears and replacing it with “September 1, 2019”; and (ii) “2019 Annual Meeting” where it appears and replacing it with “2020 Annual Meeting”.

2.         Consent and Exemption. Pursuant to Section 3 of the Cooperation Agreement, the Company hereby consents to Alden’s acquisition of no more than 3,725,000 additional shares of Common Stock, which would result in Alden owning no more than 13,000,000 shares of Common Stock (excluding shares of Common Stock issued to Heath B. Freeman as compensation for his services on the Board) (the “Alden Ownership Limit”). Pursuant to Section 25 of the Rights Agreement, the Company and the Board also hereby grant Alden an exemption under the Rights Agreement, the effect of which is to render Alden an “Exempt Person” (as that term is defined in the Rights Agreement), such exemption to remain in effect so long as the Beneficial Ownership of Common Stock by Alden and its Affiliates and Associates (excluding shares of Common Stock issued to Heath B. Freeman as compensation for his services on the Board) remains at or below the Alden Ownership Limit, and such exemption to be otherwise subject to the remaining terms and conditions of the Rights Agreement, including those set forth in Section 1.(y) of the Rights Agreement.

3.         Press Release; Beginning of Purchases. As promptly as practicable following the execution of this Amendment, the Company shall issue a mutually agreeable press release (the “Press Release”) announcing the execution of and certain terms contained in this Agreement. Alden agrees that, pursuant to the Company’s trading policy, it will make no purchases of Common Stock: (a) until two (2) Business Days after the Press Release is issued to the public and, (b) thereafter, at any time when Alden is in possession of material non-public information regarding the Company (excluding shares of Common Stock issued to Heath B. Freeman as compensation for his services on the Board) subject to Alden’s having adopted a trading plan meeting the requirements of Exchange Act Rule 10b5-1(c) that would otherwise permit such purchases to be made).

4.         Effect of Amendment, Consent and Exemption. Except as and to the extent expressly modified by this Amendment, the Cooperation Agreement and the Rights Agreement and the exhibits thereto remain in full force and effect in all respects without any modification. This Amendment will be deemed an amendment to and consent under the Cooperation Agreement and will become effective on the Effective Date. In the event of a conflict or inconsistency between this Amendment and the Cooperation Agreement and the exhibits thereto, the provisions of this Amendment will govern. This Amendment will be deemed an exemption granted pursuant to (and not an amendment of) the Rights Agreement, which remains in full force in accordance with its terms, and will become effective on the Effective Date.

5.         Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. A signature to this Amendment transmitted electronically (including by fax and .pdf) will have the same authority, effect and enforceability as an original signature. No party hereto may raise the use of such electronic transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

6.         Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment will remain in full force and effect and will in no way be affected, impaired or invalidated.

7.         Descriptive Headings. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof.

8.         Further Assurances. Each of the Parties to this Amendment will cooperate and take such action as may be reasonably requested by the other Party in order to carry out the provisions and purposes of this Amendment, and the Cooperation Agreement and the transactions contemplated hereunder and thereunder.

9.         Governing Law. This Amendment will be deemed to be a contract made pursuant to the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, or caused the same to be executed by its duly authorized representative, as of the date first above written.

ALDEN GLOBAL CAPITAL LLC

By:	/s/ Heath B. Freeman
Name:	Heath B. Freeman
Title:	President

STRATEGIC INVESTMENT OPPORTUNITIES LLC

By: Alden Global Capital LLC
Investment Manager

By:	/s/ Heath B. Freeman
Name:	Heath B. Freeman
Title:	President

/s/ Heath B. Freeman
Heath B. Freeman

FRED’S, INC.

By:	/s/ Joe Anto
Name:	Joe Anto
Title:	CEO

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